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                                                                    Exhibit 3.99

                            CERTIFICATE OF FORMATION
                                       OF
                               WESCAM AIR OPS LLC


                  This Certificate of Formation of Wescam Air Ops LLC ("the Company") dated January 23, 2002, is being duly executed and filed by William R. Pomierski, as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act.

                  FIRST. The name of the limited liability company formed hereby is Wescam Air Ops LLC.

                  SECOND. The address of the registered office of the Company in the State of Delaware is 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, New Castle County.

                  THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Organization Services, Inc. located at 103 Springer Building, 34 11 Silverside Road, Wilmington, Delaware 19810, New Castle County.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                              /s/ William R. Pomierski
                              --------------------------------------------------
                              William R. Pomierski, as an Authorized
                              Person on behalf of Wescam Air Ops LLC